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Exhibit 23

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78449, 333-89838, 333-116353, 333-135072, 333-153426, 333-159755, 333-175966, 333-187713 and 333-199875) of Eagle Bancorp, Inc., and the Registration Statements on Form S-3 (Nos. 333-140314, 333-156560 and 333-183054) of Eagle Bancorp, Inc., of our report dated March 2, 2015, relating to the Consolidated Balance Sheets of Eagle Bancorp, Inc. as of December 31, 2014 and 2013, and the related Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income, Changes in Shareholders' Equity and Cash Flows for each of the years ended December 31, 2014, 2013 and 2012, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of Eagle Bancorp, Inc.

/S/  Stegman & Company

Baltimore, Maryland
March 2, 2015

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  Exhibit 23
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM